UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

Pursuant to SECTION 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2006

Dyadic International, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware	333-102629	45-0486747
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida	33477
(Address of principal executive offices)	(Zip Code)

(561) 743-8333
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry Into a Material Definitive Agreement

On April 4, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Dyadic International, Inc. (the “Company”), based on the recommendation of the Chief Executive Officer of the Company (the “CEO”), considered and approved the award of bonuses for services rendered in 2005 to the Company’s named executive officers other than the CEO (determined for the year 2005 in accordance with Item 402 of Regulation S-K) identified below, in the form of stock option grants under the Dyadic International, Inc. 2001 Equity Compensation Plan (the “Equity Compensation Plan”), as follows:

Named Executive Officer	Options Granted

Wayne Moor, Chief Financial Officer	30,000

Kent Sproat, Executive Vice President, Enzyme Business	30,000

Ratnesh (Ray) Chandra, Senior Vice President, Marketing - Biotechnology Systems	30,000

Alexander (Sasha) Bondar, Vice President, Strategy & Corporate Development	20,000

Each grant of stock options to the named executive officers is evidenced by the Equity Compensation Plan’s standard form of option agreement, is exercisable at the price of $4.60 per share (the closing price of the Company’s shares on the American Stock Exchange on the date of the grant, April 4, 2006), is exercisable for a term of ten (10) years, vests at the rate of 25% per year, on the day preceding the anniversary of the date of grant, for each of the four consecutive twelve month periods following the date of grant, and is otherwise subject to the terms and conditions of the Equity Compensation Plan and such standard form of option agreement.

The Company’s Equity Compensation Plan was previously filed as Exhibit 10.9 to the Company’s Current Report on Form 8-K dated November 4, 2004. The Equity Compensation Plan’s standard form of option agreement was previously filed as Exhibit 10.9 to the Company’s Current Report on Form 8-K dated March 29, 2005.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        DYADIC INTERNATIONAL, INC.

Date: April 6, 2006    By:  /s/ Mark A. Emalfarb___
Name: Mark A. Emalfarb
Title:	President and Chief Executive Officer